Exhibit (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
ARGON ST, INC.
at
$34.50 NET PER SHARE
Pursuant to the Offer to Purchase dated July 8, 2010
by
VORTEX MERGER SUB, INC.,
a wholly owned subsidiary of
THE BOEING COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON AUGUST 4, 2010, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

July 8, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 8, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Vortex Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of The Boeing Company, a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Argon ST, Inc., a Delaware corporation (“Argon”), at a purchase price of $34.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 30, 2010 (as it may be amended from time to time, the “Merger Agreement”), among Parent, the Purchaser and Argon. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, the Purchaser will be merged with and into Argon (the “Merger”), with Argon continuing as the surviving corporation and wholly owned by Parent. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held (i) in the treasury of Argon or any of its subsidiaries or by Parent or the Purchaser, which Shares shall be canceled and shall cease to exist, or (ii) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) will be canceled and converted into the right to receive the Offer Price, without interest thereon and less any applicable withholding taxes. The Merger Agreement is more fully described in the Offer to Purchase, dated July 8, 2010.

The Argon board of directors, among other things, has unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that it is in the best interests of Argon and the stockholders of Argon (other than Parent and its subsidiaries) that Argon enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement and that the stockholders of Argon tender their Shares pursuant to the Offer, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Offer and the Merger are fair to Argon and Argon’s stockholders (other than Parent and its subsidiaries) and (iv) recommended that Argon’s stockholders accept the Offer, tender their Shares pursuant to the Offer and, if required by applicable law, adopt the Merger Agreement.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $34.50 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on August 4, 2010, unless the Offer is extended or earlier terminated.

4. The Offer is conditioned upon, among other things, the Merger Agreement not being terminated in accordance with its terms and each of (i) the Minimum Tender Condition (as described below), (ii) the Competition Law Condition (as described below) and (iii) the Governmental Entity Condition (as described below) being satisfied. The Minimum Tender Condition requires that the number of Shares that have been validly tendered and not validly withdrawn prior to the then scheduled Expiration Date, together with the number of Shares (if any) then owned by Parent and its subsidiaries, represents at least a majority of the total number of outstanding Shares on a fully diluted basis. The Competition Law Condition requires the expiration or termination of any waiting period (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable federal, state or foreign statute, rule, regulation, order, decree, administrative or judicial doctrine or other law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, lessening of competition or foreign investment. The Governmental Entity Condition requires that no governmental entity shall have enacted, enforced, amended or issued any law or judgment which is then in effect and has the effect of making the Offer or the Merger illegal or otherwise prohibiting or materially delaying the consummation of the Offer or the Merger, and that no claim, suit, action or proceeding shall exist or be instituted by any governmental entity seeking any such consequence. These and other conditions to the Offer are described in Section 15 of the Offer to Purchase.

5. Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
ARGON ST, INC.
at
$34.50 NET PER SHARE
Pursuant to the Offer to Purchase dated July 8, 2010
by
VORTEX MERGER SUB, INC.,
a wholly owned subsidiary of
THE BOEING COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 8, 2010, and the related Letter of Transmittal in connection with the offer (the “Offer”) by Vortex Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of The Boeing Company, a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Argon ST, Inc., a Delaware corporation (“Argon”), at a purchase price of $34.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Signature(s)

Please Print Names(s)

Address:

Include Zip Code

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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